EXHIBIT 21.01

LIST OF SUBSIDIARIES

    Listed below are our subsidiaries, our percentage ownership in each subsidiary and the total number of subsidiaries directly or indirectly owned by each of our subsidiaries.

Subsidiary Name and Jurisdiction of Formation	Our % Ownership	U.S. Subsidiaries of our Subsidiaries	Non-U.S. Subsidiaries of our Subsidiaries

Freedom Finance JSC, Kazakhstan	100%	-	3
Freedom Bank Kazakhstan JSC, Kazakhstan(1)	100%	-	2
Life Insurance Company Freedom Finance Life JSC, Kazakhstan	100%	-	-
Insurance Company Freedom Finance Insurance JSC, Kazakhstan	100%	-	-
Freedom Finance Europe Limited, Cyprus(2)	100%	-	9
Freedom Finance Technologies Ltd, Cyprus	100%	-	-
Freedom Structured Products PLC, Cyprus	100%	-	-
Freedom Prime UK Ltd, United Kingdom	100%	-	-
Freedom Finance LLC, Uzbekistan	100%	-	-
Freedom Finance Azerbaijan LLC, Azerbaijan	100%	-	-
Freedom Finance Armenia LLC, Armenia	100%	-	-
Freedom Finance FZE, United Arab Emirates	100%	-	-
Freedom Management Ltd., United Arab Emirates	100%	-	1
Freedom Broker Global Markets Ltd, United Arab Emirates	100%	-	-
Freedom Finance Global PLC, Kazakhstan	100%	-	-
Freedom Finance Special Purpose Company LTD, Kazakhstan	100%	-	-
Freedom Kazakhstan Ltd, Kazakhstan	100%	-	9
Ticketon Events LLP, Kazakhstan(3)	100%	-	3
Freedom Technologies LLP, Kazakhstan(4)	100%	-	5
Freedom Telecom Holding Ltd, Kazakhstan(5)	100%	-	5
Comrun LLP, Kazakhstan	90%	-	-
Freedom Advertising Ltd, Kazakhstan	100%	-	-
Aviata LLP, Kazakhstan	100%	-	-
Internet-Tourism LLP, Kazakhstan	100%	-	-
Club T LLP, Kazakhstan	100%	-	-
Club T Astana LLP, Kazakhstan	100%	-	-
Freedom U.S. Market LLC, Delaware, USA	100%	2	-
LD Micro, California, USA	100%	-	-
Freedom US Technologies LLC, Delaware, USA	100%	-	-

Freedom Finansial Hizmetler Anonim Şirketi, Turkey	100%	-	1
Freedom Yatırım Menkul Değerler Anonim Şirketi, Turkey	100%	-	-
Freedom Finance Commercial LLP, Kazakhstan	100%	-	-
Prime Executions, Inc., Delaware, USA	100%	-	-
FFIN Securities, Inc., Nevada, USA*	100%	-	-
Arbuz Group LLC, Kazakhstan(6)	100%	-	3
Freedom Horizons LLP, Kazakhstan	100%	-	-
Freedom Shapagat Corporate Fund, Kazakhstan	100%	-	-
Freedom Holding Operations LLP, Kazakhstan	100%	-	-
Freedom Broker LLC, Kyrgyzstan	100%	-	-
(1) Freedom Bank Kazakhstan JSC owns a 100% interest in OUSA Nova LLP and Freedom Bank Tajikistan CJSC.
(2) Freedom Finance Europe Limited owns a 100% interest in each of the following entities: Freedom Property Ltd., Freedom Finance Germany GmbH, Freedom24 Bulgaria VCC, Freedom24 Greece Single Member P.C., Freedom24 Poland, Freedom24 Lithuania, UAB, Freedom24 Iberia SL, Freedom24 Netherlands B.V., and Freedom24 Chess Masters LTD.
(3) Ticketon Events LLP owns a 100% interest in each of the following entities: Chiptahoi Muosir LLC, Ticketon Events KG LLC, and Ticketon LLC.
(4) Freedom Technologies LLP owns a 100% interest in each of the following entities: Freedom Processing LLP, Freedom Pay LLP, Freedom Pay Kyrgyzstan LLC, and Paybox Money LLP. Additionally, Freedom Technologies LLP owns a 50% interest in Freedom Payments LLC.
(5) Freedom Telecom Holding Ltd. owns a 100% interest in each of the following entities: Freedom Telecom Operations LLP, Freedom Media LLP, Freedom Cloud LLP, SilkNetCom LLP, Elitecom LLP.
(6) Arbuz Group LLP owns a 100% interest in Prime Retail LLP, Retail Prime Astana LLP, and Arbuz Pharma LLP.
*     Indicates entities that are not currently engaged in active operations.